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                                 [Letterhead]


Office of the Chief Accountant                          September 25, 1997
Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

Gentlemen:


We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on September 18, 1997, to be filed by our former client, Labor Ready, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.


Very truly yours,


/s/ BDO Seidman, LLP